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                                                                    EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors
infoUSA Inc.:

We consent to incorporation by reference in the registration statements (No. 333-37865, No. 333-82933, No. 33-91194, No. 333-77417, No. 333-43391, No.
33-59256, No. 333-73106 and No. 333-73092) on Form S-8 of infoUSA Inc. of our reports dated January 23, 2003, except Note 24 which is as of February 28, 2003, relating to the consolidated balance sheets as of December 31, 2002 and 2001, of infoUSA Inc. and subsidiaries and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three year period ended December 31, 2002, and related schedule, which reports appears in the December 31, 2002, annual report on Form 10-K of infoUSA Inc.

Our report refers to a change in the Company's method of accounting for data licensing arrangements sold with updates during 2000 and to the Company's adoption of Statement of Financial Accounting Standard (SFAS) No. 141, "Business Combinations," for all acquisitions subsequent to July 1, 2001 and SFAS No. 142, "Goodwill and Other Intangible Assets" as of January 1, 2002.



                                                           /s/ KPMG LLP
                                                           ------------
                                                           KPMG LLP

Omaha, Nebraska
March 20, 2003